UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 6, 2021

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive
Kingsport	Tennessee	37662
(Address of Principal Executive Offices)		(Zip Code)
(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.50% Notes Due 2023	EMN23	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2021 Annual Meeting of the Stockholders of Eastman Chemical Company (the "Company") was held virtually by webcast on May 6, 2021. There were 136,516,171 shares of common stock outstanding and entitled to be voted, and of those shares 118,489,738 (86.80% of the outstanding shares) were represented virtually or by proxy, at the Annual Meeting.

Five items of business were considered by stockholders at the Annual Meeting:

•	election of eleven directors to serve until the Annual Meeting of Stockholders in 2022 and until their successors are duly elected and qualified;

•	advisory vote on executive compensation (the “say-on-pay” vote) as disclosed in the 2021 Annual Meeting Proxy Statement (the “Proxy Statement”);

•	approval of the 2021 Omnibus Stock Compensation Plan (the "2021 Plan");

•	ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

•	adoption of an advisory stockholder proposal requesting that the Board of Directors take steps necessary to permit stockholders to act by written consent without a meeting.

The results of the voting on the election of directors were as follows:

Nominee	Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes (% of outstanding shares)
Humberto P. Alfonso	107,825,802 (98.21%)	1,961,787 (1.79%)	207,385 (0.15%)	8,494,764 (6.22%)
Vanessa L. Allen Sutherland	109,280,363 (99.46%)	597,037 (0.54%)	117,579 (0.08%)	8,494,759 (6.22%)
Brett D. Begemann	106,672,885 (97.10%)	3,183,292 (2.90%)	138,801 (0.10%)	8,494,760 (6.22%)
Mark J. Costa	103,797,763 (95.14%)	5,303,262 (4.86%)	893,951 (0.65%)	8,494,762 (6.22%)
Edward L. Doheny II	108,810,208 (99.11%)	974,833 (0.89%)	209,937 (0.15%)	8,494,760 (6.22%)
Julie F. Holder	107,021,335 (97.41%)	2,849,671 (2.59%)	123,972 (0.08%)	8,494,760 (6.22%)
Renée J. Hornbaker	105,856,423 (96.35%)	4,013,453 (3.65%)	125,101 (0.09%)	8,494,761 (6.22%)
Kim Ann Mink	108,922,349 (99.13%)	954,733 (0.87%)	117,895 (0.08%)	8,494,761 (6.22%)
James J. O’Brien	103,304,666 (94.03%)	6,557,243 (5.97%)	133,065 (0.10%)	8,494,764 (6.22%)
David W. Raisbeck	103,058,759 (94.43%)	6,074,193 (5.57%)	862,022 (0.63%)	8,494,764 (6.22%)
Charles K. Stevens III	108,455,851 (98.72%)	1,408,009 (1.28%)	131,116 (0.10%)	8,494,762 (6.22%)

Accordingly, each of the eleven nominees received a majority of votes cast in favor of that director's election and was elected.

The results of the voting on the advisory "say-on-pay" vote were as follows:

Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes (% of outstanding shares)
102,311,269 (93.33%)	7,317,142 (6.67%)	366,555 (0.27%)	8,494,772 (6.22%)

Accordingly, a majority of votes cast in the advisory "say-on-pay" vote were "for" approval of the executive compensation as disclosed in the Proxy Statement.

The results of the voting on the approval of the 2021 Omnibus Stock Compensation Plan were as follows:

Votes For (% of voted shares plus abstentions)	Votes Against (% of voted shares plus abstentions)	Abstentions (% of voted shares plus abstentions)	Broker Non-Votes (% of outstanding shares)
100,288,147 (91.18%)	9,416,200 (8.56%)	290,620 (0.26%)	8,494,771 (6.22%)

Accordingly, a majority of votes cast (including shares abstaining from voting) on the approval of the 2021 Plan were for the proposal and the 2021 Plan was approved. A description and the text of the 2021 Plan is contained in the Proxy Statement.

The results of the voting on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2021 were as follows:

Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes
110,218,807 (93.11%)	8,160,509 (6.89%)	110,422 (0.08%)	Inapplicable

Accordingly, a majority of votes cast on the ratification of the appointment of the independent registered public accounting firm were in favor of the proposal and the appointment of PricewaterhouseCoopers LLP was ratified.

The results of the voting on the advisory stockholder proposal requesting that the Board of Directors take steps necessary to permit stockholders to act by written consent without a meeting were as follows:

Votes For (% of voted shares and % of outstanding shares)	Votes Against (% of voted shares and % of outstanding shares)	Abstentions (% of outstanding shares)	Broker Non-Votes (% of outstanding shares)
53,244,830 (48.62% and 39.00%)	56,264,662 (51.38% and 41.22%)	485,470 (0.35%)	8,494,776 (6.22%)

Accordingly, a majority of votes cast on this stockholder proposal were not in favor of the advisory proposal and the proposal was not adopted.

Item 9.01 (d)    Exhibits

The following exhibits are filed pursuant to Item 9.01:

104        Cover Page Interactive Data File

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By:	/s/ Brian L. Henry
Brian L. Henry
Senior Securities-Governance Counsel and Assistant Secretary
Date: May 12, 2021